Exhibit 4(e)





                         PEPSICO, INC.

                              and

                   THE CHASE MANHATTAN BANK
                    (National Association),
                      Debt Warrant Agent





                    _____________________


                    DEBT WARRANT AGREEMENT

                 Dated as of _________________






DEBT WARRANT AGREEMENT, dated as of ______________, between PEPSICO, INC., a North Carolina corporation (hereinafter the
"Company"), and THE CHASE MANHATTAN BANK (National
Association), as Debt Warrant Agent (hereinafter the "Debt
Warrant Agent").

     WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") providing for the issuance of up to $2,500,000,000 in aggregate public offering price of its debt securities, consisting of note, bonds, and other evidences of unsecured indebtedness (the "Debt Securities"), warrants to purchase Debt Securities (the "Debt Warrants"), and other warrants, options, and unsecured contractual obligations of the Company (the "Shelf Warrants");

     WHEREAS, any Debt Warrants will be represented by one or more warrant certificates in global or definitive form (each such certificate a "Debt Warrant Certificate"); and

     WHEREAS, the Company desires the Debt Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise, and replacement of the Debt Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Debt Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised, and replaced;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows (all capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Prospectus filed as part of the Registration Statement):

                           ARTICLE I

     ISSUANCE OF DEBT WARRANTS AND EXECUTION AND DELIVERY
                 OF DEBT WARRANT CERTIFICATES

     SECTION 1.01. Issuance of Debt Warrants. The designation and particular terms of any Debt Warrant shall be as set forth in the applicable Prospectus Supplement and in the Debt Warrant Certificate relating thereto. Debt Warrants may be issued separately or together with one or more Debt Securities of any series and, if issued together with any such Debt Securities, may be separately transferable after the date indicated in the applicable Prospectus Supplement and in the Debt Warrant Certificate relating thereto (such date the "Detachability Date"). A Debt Warrant Certificate may evidence one or more Debt Warrants. Each Debt Warrant evidenced by a a Debt Warrant Certificate shall represent the right, subject to the provisions contained herein and therein, to purchase one or more Debt Securities of a designated series in such principal amount as shall be designated therein.

     SECTION 1.02. Execution and Delivery of Debt Warrant Certificates. Debt Warrant Certificates may be issued in global or definitive form, payable to the order of the bearer or the registered holder thereof, in substantially the form set forth in Annex A hereto. Each Debt Warrant Certificate will be dated the date of its authentication by the Debt Warrant Agent and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed, or engraved thereon as may be approved by the officers of the Company executing the same (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, or regulation applicable thereto, including any rule or regulation of any stock exchange on which the Debt Warrants may be listed. The Debt Warrant Certificates shall be signed on behalf of the Company by any two of its Chairman of the Board and Chief Executive Officer (the "Chairman"), its Executive Vice President and Chief Financial Officer (the "Executive Vice President"), or any of its Vice Presidents, under its corporate seal, and attested by its Secretary or Assistant Secretary. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Debt Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted, or otherwise reproduced on the Debt Warrant Certificates.

     No Debt Warrant Certificate shall be valid for any purpose, and no Debt Warrant evidenced thereby shall be exercisable, until such Debt Warrant Certificate has been countersigned by the manual signature of the Debt Warrant Agent. Such signature by the Debt Warrant Agent upon any Debt Warrant Certificate executed by the Company shall be conclusive evidence that the Debt Warrant Certificate so countersigned has been duly issued hereunder.

     In case any officer of the Company who shall have signed any of the Debt Warrant Certificates shall cease to be such officer before the Debt Warrant Certificates so signed shall have been countersigned and delivered by the Debt Warrant Agent, such Debt Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Debt Warrant Certificates ceased to be such officer of the Company; and any Debt Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debt Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

     The terms "holder" or "holder of a Debt Warrant
Certificate" as used herein shall mean:

     1. with respect to any Debt Warrant Certificate in bearer form: (a) if the Debt Warrants represented thereby were issued together with Debt Securities that are not immediately detachable, the registered owner of the Debt Securities to which such Debt Warrant Certificate was initially attached, and
(b) after the Detachability Date, the bearer of such Debt
Warrant Certificate;

     2. with respect to any Debt Warrant Certificate in registered form: (a) if the Debt Warrants represented thereby were issued together with Debt Securities that are not immediately detachable, the registered owner of the Debt Securities to which such Debt Warrant Certificate was initially attached, and (b) after the Detachability Date, the person in whose name the Debt Warrant Certificate shall be registered upon the books to be maintained by the Debt Warrant Agent for that purpose.

     The Company will or will cause the registrar of the Debt Securities to at all times make available to the Debt Warrant Agent such information regarding the holders of the any Debt Securities to which any Debt Warrants are attached as may be necessary to keep the records of the Debt Warrant Agent up to date.

     SECTION 1.03.  Issuance of Debt Warrant Certificates.
Debt Warrant Certificates evidencing the right to purchase up to[$2,500,000,000] in aggregate public offering price of Debt Securities (except as provided in Section 2.03(c), 3.02, or
3.04 hereof) may be executed by the Company and delivered to the Debt Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Debt Warrant Agent shall, upon receipt of Debt Warrant Certificates duly executed on behalf of the Company in accordance with the terms hereof, countersign such Debt Warrant Certificates and deliver the same to the holders thereof upon and in accordance with the order of the Company. Subsequent to such original issuance of the Debt Warrant Certificates, the Debt Warrant Agent shall countersign a Debt Warrant Certificate only if such Debt Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Debt Warrant Certificates or, with respect to Debt Warrant Certificates in registered form, in connection with the transfer thereof, as provided in Section 2.03(c) below.

                          ARTICLE II

            EXERCISE PRICE, DURATION, AND EXERCISE
                       OF DEBT WARRANTS

     SECTION 2.01. Exercise Price. During the period from and including ___________, 19__, to and including,_______ 19 __, the exercise price of each Debt Warrant will be [
% of the principal amount of the Debt Securities] [$
] [plus [accrued amortization of the original issue discount]
[accrued interest] from the most recently preceding].

[During the period from __________________, 19__,
to and including______________________________, 19__,
the exercise price of each Debt Warrant will be [   % of the
principal amount of the Debt Securities] [$_____________] [plus [accrued amortization of the original issue discount] [accrued interest] from the most recently preceding _____________________].] [In each case the original issue discount will be amortized at a _____% annual rate, computed on [an annual] [a semi-annual] basis using a 360-day year consisting of twelve 30-day months.] Such purchase price of Debt Securities is referred to in this Agreement as the "Exercise Price". [The original issue discount for each $_____________________ in aggregate principal amount of Debt Securities is $________.]

     SECTION 2.02. Duration of Debt Warrants. Each Debt Warrant may be exercised in whole [at any time, as specified herein, on or after [the date hereof] [_____________________, 19__] and at or before 5:00 PM New York time on____________, 19__ (each day during such period may hereinafter be referred to as an "Exercise Date")] [on the following specific dates: [list of dates] (each an "Exercise Date")], or such later date as may be selected by the Company, in a written statement to the Debt Warrant Agent and with notice to the holders of the Debt Warrants (such date of expiration is herein referred to as the "Expiration Date"). Each Debt Warrant not exercised at or before 5:00 PM New York time on the Expiration Date shall become void, and all rights of the holder of the Debt Warrant Certificate evidencing such Debt Warrant under this Agreement shall cease.

     SECTION 2.03.  Exercise of Debt Warrants.

     (a) On any Exercise Date specified in Section 2.02, any whole number of Debt Warrants may be exercised by delivery to the Debt Warrant Agent of the applicable Debt Warrant Certificate, together with the form of election to purchase Debt Securities set forth on the reverse side of the Debt Warrant Certificate properly completed and duly executed, and by paying in full, in U.S. dollars or in the Specified Currency, as the case may be, [by certified check or official bank check or by bank wire transfer] [by bank wire transfer] [in immediately available funds] to the Debt Warrant Agent the Exercise Price for each Debt Warrant, such delivery and payment to be made at [the corporate trust office of the Debt Warrant Agent] or such other place as the Company and the Debt Warrant Agent shall hereafter agree in writing. The date on which the duly completed and executed Debt Warrant Certificate and payment in full of the Exercise Price are received by the Debt Warrant Agent shall be deemed to be the date on which the applicable Debt Warrant is exercised. The Debt Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in an account of the Company maintained with it and shall advise the Company by telephone or by facsimile transmission or other form of electronic communication available to both parties at the end of each day on which a [payment] [wire transfer] for the exercise of such Debt Warrants is received of the amount so deposited to its account. The Debt Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

     (b) The Debt Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of
(i) the number of Debt Warrants exercised, (ii) the instructions of the holders of the Debt Warrant Certificates evidencing such Debt Warrants with respect to delivery of the Debt Securities, (iii) delivery of Debt Warrant Certificates evidencing the balance, if any, of the Debt Warrants remaining after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require.

     (c) As soon as practicable after the exercise of any Debt Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations, to or upon the order of the holder of the Debt Warrant Certificate evidencing such Debt Warrant, the Debt Securities to which such holder is entitled, registered in [such name or names as may be directed by such holder] [the name of the registered holder of such Debt Securities]. If fewer than all of the Debt Warrants evidenced by such Debt Warrant Certificate are exercised, the Company shall execute, and an authorized officer shall manually countersign and deliver, a new Debt Warrant Certificate evidencing the number of such Debt Warrants remaining unexercised.

     (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of Debt Securities and the Company shall not be required to issue or deliver any Debt Security unless or until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or that no such tax or other governmental charge is payable.


                          ARTICLE III

        OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                 OF DEBT WARRANT CERTIFICATES

     SECTION 3.01. No Rights as a Holder of Debt Securities Conferred by Debt Warrants or Debt Warrant Certificates. No Debt Warrant Certificate or Debt Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Debt Securities, including, without limitation, the right to receive payments of principal, premium, if any, or interest, if any, on the Debt Securities to which such Debt Warrant or Debt Warrant Certificate relates, or to enforce any of the covenants in the Indenture with respect to such Debt Securities.

     SECTION 3.02. Lost, Stolen, Mutilated, or Destroyed Debt Warrant Certificates. Upon receipt by the Debt Warrant Agent of evidence reasonably satisfactory to it of the ownership and loss, theft, destruction, or mutilation of any Debt Warrant Certificate and of indemnity reasonably satisfactory to the Debt Warrant Agent and, in the case of mutilation, upon surrender of such Debt Warrant Certificate to the Debt Warrant Agent for cancellation, in the absence of notice to the Company and the Debt Warrant Agent that such Debt Warrant Certificate has been transferred or acquired, and subject to the provisions of Section 3.03 below, such Debt Warrant Certificate shall be replaced by a new Debt Warrant Certificate reflecting the identical terms of such lost, stolen, destroyed, or mutilated Debt Warrant Certificate.

     SECTION 3.03. Transfer, Exchange or Replacement of Debt Warrants and Debt Warrant Certificates. Any Debt Warrant Certificate attached to one or more Debt Securities will be transferred, exchanged, or replaced only together with the Debt Security or Debt Securities to which such Debt Warrant Certificate is attached, and only for the purpose of affecting, or in conjunction with, a transfer, exchange, or replacement of such Debt Security or Debt Securities. Prior to the Detachability Date, each transfer, exchange, or replacement of an attached Debt Security by the Trustee shall operate also to transfer the related Debt Warrants. After the Detachability Date, each transfer of an attached Debt Security shall be made only upon surrender, at the corporate trust office of the Debt Warrant Agent, of the Debt Warrant Certificates evidencing the related Debt Warrants and of such appropriate instruments of registration or transfer and of such written transfer instructions as shall be in form and substance satisfactory to the Company and the Debt Warrant Agent. Debt Warrant Certificates may be transferred or exchanged, after the Detachability Date, for Debt Warrant Certificates in other denominations evidencing the related Debt Warrants, provided that such other Debt Warrant Certificates evidence the same number of Debt Warrants as the Debt Warrant Certificates so surrendered. The Debt Warrant Agent shall keep, at its corporate trust office, books in which it shall register Debt Warrant Certificates and all exchanges and transfers of outstanding Debt Warrant Certificates. No service charge shall be made for any exchange [or registration of transfer] of Debt Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration of transfer]. Whenever any Debt Warrant Certificates are so surrendered for exchange [or registration of transfer], an authorized officer of the Debt Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Debt Warrant Certificate or Debt Warrant Certificates duly authorized and executed by the Company, as so requested. The Debt Warrant Agent shall not be required to effect any exchange [or registration of transfer] which will result in the issuance of a Debt Warrant Certificate evidencing a fraction of a Debt Warrant. All Debt Warrant Certificates issued upon any exchange [or registration of transfer] of Debt Warrant Certificates shall be valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Debt Warrant Certificates surrendered for such exchange [or registration of transfer].


     SECTION 3.04. Treatment of Holders of Debt Warrant Certificates. Debt Warrants issued in bearer form shall be transferable by delivery and shall be deemed negotiable by the bearer of the related Debt Warrant Certificate, which bearer may be treated by the Company, the Debt Warrant Agent, and all other persons dealing with such bearer as the absolute owner thereof for all purposes and as the person entitled to exercise the rights represented by the Debt Warrants evidenced thereby, any notice to the contrary notwithstanding. Debt Warrants issued in registered form shall be transferable only on the books of the Debt Warrant Agent and in accordance with the applicable terms and conditions hereof, and every holder of such a Debt Warrant Certificate, by accepting the same, consents and agrees with the Company, the Debt Warrant Agent, and with every subsequent holder of such Debt Warrant Certificate that until the transfer of the Debt Warrant Certificate is registered on the books of the Debt Warrant Agent (or, prior to the Detachability Date, on the register maintained by the registrar of the related Debt Securities), the Company and the Debt Warrant Agent (or the registrar of the related Debt Securities, as the case may be), may treat such registered holder as the absolute owner thereof for all purposes and as the person entitled to exercise the rights represented by the Debt Warrants evidenced thereby, any notice to the contrary notwithstanding.

     SECTION 3.05. Cancellation of Debt Warrant Certificates. Any Debt Warrant Certificate surrendered for exchange or registration of transfer, or for exercise of the Debt Warrants evidenced thereby, shall be delivered to the Debt Warrant Agent, and all Debt Warrant Certificates so surrendered or delivered to the Debt Warrant Agent shall be promptly canceled by the Debt Warrant Agent and shall not be reissued and, except as expressly provided otherwise by this Agreement, no Debt Warrant Certificate shall be issued in exchange or in lieu thereof. The Debt Warrant Agent shall destroy all canceled Debt Warrant Certificates and deliver a certificate of such destruction to the Company.

                          ARTICLE IV

               CONCERNING THE DEBT WARRANT AGENT

     SECTION 4.01. Debt Warrant Agent. The Company hereby appoints The Chase Manhattan Bank (National Association) as Debt Warrant Agent of the Company in respect of the Debt Warrants and the related Debt Warrant Certificates upon the terms and subject to the conditions herein set forth, and The Chase Manhattan Bank (National Association) hereby accepts such appointment. The Debt Warrant Agent shall have the powers and authority granted to and conferred upon it in the Debt Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it by a signed, written instrument.
All of the terms and provisions with respect to such powers and authority contained in the Debt Warrant Certificates are subject to and governed by the terms and provisions hereof.


     SECTION 4.02.  Conditions of Debt Warrant Agent's
Obligations. The Debt Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights of the holders the Debt Warrant
Certificates shall at all times be subject.

     (a) Compensation and Indemnification. The Company agrees promptly to pay the Debt Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Debt Warrant Agent and to reimburse the Debt Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Debt Warrant Agent in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Debt Warrant Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Debt Warrant Agent, arising out of or in connection with its acting as Debt Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

     (b) Agent for the Company. In acting under this Agreement and in connection with the Debt Warrants and Debt Warrant Certificates, the Debt Warrant Agent is acting solely as agent of the Company and does not assume any fiduciary obligation or relationship of agency or trust for or with any of the holders of Debt Warrants or Debt Warrant Certificates or the beneficial owners thereof.

     (c) Counsel. The Debt Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (d) Documents. The Debt Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any provision of any Debt Warrant or Debt Warrant Certificate or any notice, direction, consent, certificate, affidavit, statement, or other paper or document delivered to it in accordance with the provisions hereof reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) Certain Transactions. The Debt Warrant Agent and its officers, directors, and employees may own or acquire any interest in Debt Warrants with the same rights that it or they would have if it were not the Debt Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee, or agent for, any committee or body of holders of Debt Securities or any other obligations of the Company as freely as if it were not the Debt Warrant Agent hereunder. Nothing in this Debt Warrant Agreement shall be deemed to prevent the Debt Warrant Agent from acting as Trustee under the Indenture.

     (f) No Liability for Invalidity. The Debt Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Debt Warrants or Debt Warrant
Certificates.

     (g) No Liability for Interest. The Debt Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Debt Warrants or Debt Warrant Certificates.

     (h)  No Responsibility for Representations.  The Debt
Warrant Agent shall not be responsible for any of the Company's recitals or representations herein or in the Debt Warrant
Certificates.

     (i) No Implied Obligations. The Debt Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Debt Warrant Certificates and no implied duties or obligations shall be read into this Agreement or the Debt Warrant Certificates against the Debt Warrant Agent. The Debt Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Debt Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Debt Warrant Certificates authenticated by the Debt Warrant Agent and delivered by it to the Company pursuant to this Agreement, or for the application by the Company of the proceeds of the Debt Warrants. The Debt Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Debt Warrant Certificates or in the case of the receipt of any written demand from a holder of any Debt Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 5.02 hereof, to make any demand upon the Company.

     SECTION 4.03.  Resignation and Appointment of Successor.

     (a) The Company agrees, for the benefit of the holders of the Debt Warrants, that there shall at all times be a Debt Warrant Agent hereunder until all the Debt Warrants issued hereunder have expired or are otherwise no longer exercisable.

     (b) The Debt Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees in writing. The Debt Warrant Agent hereunder may be removed at any time by the filing with it an instrument in writing signed by or on behalf of the Company and specifying such removal and the date upon which such removal shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Debt Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Debt Warrant Agent. The obligation of the Company under Section 4.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Debt Warrant Agent.

     (c) In case at any time the Debt Warrant Agent shall resign, be removed, or shall for any reason be incapable of acting hereunder, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Debt Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, a successor Debt Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with such successor Debt Warrant Agent. Upon the appointment as aforesaid of a successor Debt Warrant Agent and acceptance by such successor Debt Warrant Agent of such appointment, the Debt Warrant Agent shall cease to be Debt Warrant Agent hereunder.

     (d) Any successor Debt Warrant Agent appointed hereunder shall execute, acknowledge, and deliver to its predecessor and to the Company a signed instrument accepting such appointment hereunder, and thereupon such successor Debt Warrant Agent, without any further act, deed, or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties, and obligations of such predecessor with like effect as if originally named as Debt Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver, and pay over, and such successor Debt Warrant Agent shall be entitled to receive, all monies, securities, and other property on deposit with or held by such predecessor in its capacity as Debt Warrant Agent hereunder.

     (e) Any corporation into which the Debt Warrant Agent may be merged or converted or any corporation with which the Debt Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Debt Warrant Agent shall be a party, or any corporation to which the Debt Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Debt Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation is qualified as aforesaid.

                           ARTICLE V

                         MISCELLANEOUS

     SECTION 5.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holders of any Debt Warrants issued hereunder, for the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective provision contained herein, or for the purpose of making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Debt Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of such holders.

     SECTION 5.02. Notices and Demands to the Company and Debt Warrant Agent. If the Debt Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Debt Warrant pursuant to the provisions hereof or of the related form of Debt Warrant Certificate, the Debt Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 5.03. Addresses. Any communication from the Debt Warrant Agent to the Company with respect to this agreement shall be addressed to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, Attention: __________, and any communication from the Company to the Debt Warrant Agent with respect to this Agreement shall be addressed to the principal corporate trust office of the Debt Warrant Agent, Attention:
Corporate Trust Department (or such other address as shall be hereafter specified in writing by the Debt Warrant Agent or the Company, as the case may be).

     SECTION 5.04. Notices to Holders of Debt Warrants. Any notice to holders of Debt Warrants that are required or permitted by the provisions of this Agreement to be given shall be given (a) with respect to Debt Warrants issued in registered form, by first class mail postage prepaid to such holder's address as appears on the books of the Debt Warrant Agent (or, prior to the Detachability Date, on the books of the registrar of the Debt Securities), or (b) with respect to Debt Warrants issued in bearer form, by publication at least once in a daily morning newspapers in New York City and in London.

     SECTION 5.05.  Applicable Law.  The validity,
interpretation, and performance of the terms and provisions of this Agreement and of each Debt Warrant and Debt Warrant
Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5.06. Delivery of Prospectus. The Company will furnish to the Debt Warrant Agent sufficient copies of the Prospectus and of each applicable Prospectus Supplement and Pricing Supplement relating to the Debt Warrants and the related Debt Securities, and the Debt Warrant Agent agrees that upon the exercise of any Debt Warrant the Debt Warrant Agent will deliver to the holder of such Debt Warrant, prior to or concurrently with the delivery of the Debt Securities issued upon such exercise, copies of the Prospectus (as amended or supplemented as of such date), together with all such applicable Supplements.

     SECTION 5.07. Obtaining of Governmental Approvals. The Company will obtain, file, and keep effective any and all permits, consents, and approvals of governmental agencies and authorities and all securities acts filings under United States Federal and state laws as shall be necessary for the valid issuance, sale, and transfer of the Debt Warrants and the related Debt Securities.

     SECTION 5.08. Persons Having Rights under this Agreement. Nothing in this Agreement shall give to any person other than the Company, the Debt Warrant Agent, and the holders of the Debt Warrants any right, remedy, or claim under or by reason of this Agreement.

     SECTION 5.09. Headings. The captions and headings used herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 5.10.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but shall together constitute but one and the same instrument.

     SECTION 5.11.  Inspection of Agreement.  A copy of this
Agreement shall be available at all reasonable times at the principal corporate trust office of the Debt Warrant Agent for inspection by the holder of any Debt Warrant.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by one of their respective authorized officers as of the day and year first above written.

                               PEPSICO, INC.

                             By____________________________________
                                Title:


                              THE CHASE MANHATTAN BANK
                              (National Association)

                              By____________________________________
                                 Title:

                                                        ANNEX A


               FORM OF DEBT WARRANT CERTIFICATE

              [Face of Debt Warrant Certificate]

[Form of Legend if Debt Warrants are not immediately detachable from Debt Securities: This Debt Warrant cannot be transferred or exchanged prior to__________, 19__, unless attached to the [designate Debt Securities] to which this Debt Warrant relates.]

          THIS DEBT WARRANT SHALL BE EXERCISABLE ONLY
             IF COUNTERSIGNED BY THE DEBT WARRANT
                    AGENT AS PROVIDED BELOW

                         PEPSICO, INC.

                      WARRANT TO PURCHASE
$______ in aggregate principal amount of ____________Debt
Securities due _______________, 19__

VOID AFTER 5:00 P.M., NEW YORK TIME, ON_____________, 19__

No.                                   [CUSIP No.          ]

     This certifies that [the bearer] [_______________or its registered assigns] is the [owner] [registered owner] of the Warrant[s] identified above (the "Debt Warrant[s]"), [each] such Debt Warrant entitling such [bearer] [registered owner] to purchase, at any time after 5:00 p.m., New York time, on___________, 19__, and on or before 5:00 p.m., New York time, on___________, 19__, (or such later date as may be designated by the Company by written notice to the holder as provided in the Debt Warrant Agreement, dated as of ___________, 19__ (the "Debt Warrant Agreement") between PepsiCo, Inc. (the "Company") and The Chase Manhattan Bank (National Association) as debt warrant agent (the "Debt Warrant Agent")), $________ in aggregate principal amount of the Debt Securities, [designate series] (the "Debt Securities") to be issued by the Company under the Indenture, dated as of December 14, 1994 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) as trustee (the "Trustee").

     The Debt Warrant[s] represented hereby shall be exercisable only in accordance with the terms and provisions set forth herein, in the Debt Warrant Agreement, and in the
Indenture.   Copies of the Debt Warrant Agreement and the
Indenture may be obtained at the corporate trust office of the Debt Warrant Agent located at ___________________. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms by the Debt Warrant Agreement.


             [Reverse of Debt Warrant Certificate]

     The exercise price of [each] [such] Debt Warrant shall be calculated as follows: (a) during the period from and including _______________ 19__, to and including _______________, 19__, the exercise price of [each] [such] Debt Warrant will be [___% of the principal amount of the underlying Debt Securities] [$___________] [plus [accrued amortization of the original issue discount] [accrued interest] from the most recently preceding __________], (b) during the period from _____________, 19__, to and including _______________, 19__, the exercise of [each] [such] Debt Warrant will be [___% of the principal amount of the related Debt Securities] [$___________] [plus [accrued amortization of the original issue discount] [accrued interest] from the most recently preceding _________], and (c) in each case (as applicable), [the original issue discount will be amortized at an annual rate of ___%, computed on [an annual] [a semi-annual] basis, using a [360-day year consisting of twelve 30-day months] [the original issue discount for each $__________ in aggregate principal amount of Debt Securities will be _________] (such exercise price the "Exercise Price").

     The [holder] [registered holder] may exercise the Debt Warrant[s] evidenced hereby by delivery to the Debt Warrant Agent of this Debt Warrant Certificate, together with the form of election to purchase set forth below properly completed and duly executed, and by paying in full, in lawful money of [the United States] [________________], [$]_____________, by
[certified check or official bank check or by] bank wire transfer, in each case, in immediately available funds, the Exercise Price for [such Debt Warrant] [each Debt Warrant to be exercised], payable to the [order of] [an account designated in writing by] the Company, such delivery and payment to be made at the corporate trust office of Debt Warrant Agent at the address specified below, or to such successor debt warrant agent at such other address as the Company may hereafter notify the [holder] [registered holder] in writing.

     Any whole number of Debt Warrants evidenced by this Debt Warrant Certificate may be exercised to purchase Debt Securities in registered form upon such terms and conditions as are set forth in the Prospectus and [the] [any] applicable Supplement[s]. [Upon exercise of fewer than all of the Debt Warrants evidenced hereby, there shall be issued to the [holder] [registered holder] a new Debt Warrant Certificate evidencing the number of Debt Warrants remaining unexercised.]

     [If the Debt Warrant[s] represented hereby is not immediately detachable from the underlying Debt Securities, [each] such Debt Warrant may be exchanged or transferred prior to __________, 19__,only together with the underlying Debt Securities and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Debt Securities. After such date, [each] such Debt Warrant and all rights hereunder, may be transferred by delivery as hereinabove provided and the Company and the Debt Warrant Agent may treat the bearer hereof as the owner for all purposes.]

     [If the Debt Warrant[s] represented hereby are immediately detachable from the underlying Debt Securities, [each] such Debt Warrant may be registered for transfer or exchange upon delivery of this Debt Warrant Certificate as hereinabove provided.]

     This Debt Warrant Certificate shall not entitle the [holder] [registered holder] hereof to any of the rights of a holder of the underlying Debt Securities, including, without limitation, the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce any of the covenants of the Indenture.
     Neither this Debt Warrant Certificate nor the Debt Warrant[s] represented hereby shall be valid or obligatory for any purpose until countersigned by the Debt Warrant Agent.

Dated as of ___________, 19__

                             PEPSICO, INC.

                             By_____________________
                               Title:


[                     ], as Debt Warrant Agent,


By______________________________________
    Authorized Officer


     Further Instructions for Exercise of Debt Warrant[s]

     To exercise the Debt Warrants evidenced hereby, the holder must complete the information required below and present this Debt Warrant Certificate in person or by [registered] mail to the Debt Warrant Agent at the address set forth below. This Debt Warrant Certificate, completed and duly executed, must be received by the Debt Warrant Agent together with payment in full of the Exercise Price in accordance with the terms hereof.


     The undersigned hereby irrevocably elects to exercise [the] [___ of the] Debt Warrant[s] evidenced hereby and to purchase [$]________ in aggregate principal amount of the underlying Debt Securities to which such Debt Warrant[s] relate[s]. By executing this instrument as indicated below, the undersigned represents that [he/she/it] has tendered payment for such Debt Securities in accordance with the provisions set forth herein. The undersigned requests that said principal amount of Debt Securities be in the authorized denominations, registered in such names, and delivered as specified below.


Dated:

_____________________________
Name _________________________________
[                        ]

_____________________________
Address
_______________________________
(Insert Social Security or Other
Identifying Number of Holder)
_______________________________

Signature ______________________________


The Debt Warrants evidenced hereby may be exercised at the following address:






     Attention:

     [Instructions as to form and delivery of Debt Securities and Debt Warrant Certificates evidencing unexercised Debt
Warrants to be provided as appropriate.]



                 [If Registered Debt Warrant]

Assignment

(Form of Assignment To Be Executed Upon
Transfer of Debt Warrants Evidenced Hereby)


FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto
          Please insert social security or other
          identifying number

          ____________________________________

                (Please print name and address
                      including zip code)

_______________________________________________________________


[__________ of] the Debt Warrant[s] represented by the within Debt Warrant Certificate and does hereby irrevocably constitute and appoint _________________________________ as Attorney to transfer said Debt Warrant[s] on the books of the Debt Warrant Agent with full power of substitution in the premises.

Dated:

          _____________________________________
               Signature

          (Signature must conform in all respects
          to name of holder as specified on the face of this Debt Warrant Certificate and must bear a signature guaranteed by a bank, trust company, or member broker of the New York, Midwest, or Pacific Stock Exchange.)

Signature Guaranteed:

_______________________________